SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2009

AXIAL VECTOR ENGINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49698	98-0353007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jebel Ali Free Zone, LOB 21 F07 - First Floor, Dubai, United Arab Emirates	00000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  971 4 887 5351

One World Trade Center, 121 SW Salmon Street, Portland, Oregon 97207 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 23, 2009, Ahmed Khalifa resigned as a member and as Chairman of board of directors of Axial Vector Engine Corporporation.  There was no known disagreement with Mr. Khalifa on any matter relating to the Company’s operations, policies or practices.

SECTION 8 - OTHER EVENTS

On June 23, 2009,  Global Operations – CBS LLC a contract financial advisor to Axial Vector Engine Corporation with offices in Dubai, Geneva and London has purchased the remaining common stock position of Axial Vector Engine Corporation (3.2 million shares) previously owned by Emirates International Capital Advisory. The purchase was made for investment purposes only. Global may from time to time acquire additional positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation

By: /s/ Sanjai Chhaunker
Sanjai Chhaunker
Chief Executive Officer

Date:    June 23, 2009